Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ON DECK CAPITAL, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

On Deck Capital, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the name of this corporation is On Deck Capital, Inc. (the “Corporation”), and that the Corporation was originally incorporated pursuant to the General Corporation Law on May 4, 2006 under its current name.

2. That the Board of Directors duly adopted resolutions proposing to further amend and restate the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended and restated in its entirety to read as follows:

FIRST: The name of this corporation is On Deck Capital, Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware (the “Effective Time”) is (i) thirty six million (36,000,000) shares of Common Stock, $0.01 par value per share (“Common Stock”), and (ii) twenty three million nine hundred forty six thousand forty nine (23,946,049) shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.	COMMON STOCK

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein and as may be designated by resolution of the Board of Directors with respect to any series of Preferred Stock as authorized herein.

2. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation or pursuant to the General Corporation Law. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Amended and Restated Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

B.	PREFERRED STOCK

2,219,331 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock”, 5,631,851 shares of the authorized Preferred Stock are hereby designated “Series B Preferred Stock”, 4,867,769 of the authorized Preferred Stock are hereby designated “Series C Preferred Stock”, 1,293,220 of the authorized Preferred Stock are hereby designated “Series C-1 Preferred Stock”, 7,233,878 of the authorized Preferred Stock are hereby designated “Series D Preferred Stock”, and 2,700,000 of the authorized Preferred Stock are hereby designated “Series E Preferred Stock” (together with the Series A Preferred Stock, Series B Preferred Stock, the Series C Preferred Stock, the Series C-1 Preferred Stock and the Series D Preferred Stock, the “Designated Preferred Stock”) with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B to Article Fourth refer to sections and subsections of this Part B to Article Fourth.

1. Dividends.

1.1 Series A Preferred Stock Dividends. The Corporation shall pay the Series A Dividends (as defined below) at such time or upon the occurrence of such events set forth in the following sentence of this Subsection 1.1 or in Section 6, and the Corporation shall be under no obligation to pay such Series A Dividends under any other circumstances. Except with respect to dividend payments contemplated to be made pursuant to Section 6, the Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in this Amended and Restated Certificate of Incorporation) the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) and (2) multiplying such fraction by an amount equal to the Series A Original Issue Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series A Preferred Stock pursuant to this Subsection 1.1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A Preferred Stock dividend. The “Series A Original Issue Price” shall mean $0.729 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. “Series A Dividends” shall mean dividends on shares of Series A Preferred Stock at the rate per annum of $0.05832 per share calculated as if each such share had accrued (cumulatively, but not compounding) such dividends from and after its date of issuance (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

1.2 Series B Preferred Stock Dividends. The Corporation shall pay the Series B Dividends (as defined below) at such time or upon the occurrence of such events set forth in the following sentence of this Subsection 1.2, Subsection 2.5 or Section 6, and the Corporation shall be under no obligation to pay such Series B Dividends under any other circumstances. Except with respect to dividend payments contemplated to be made pursuant to Sections 2 and 6, the Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in this Amended and Restated Certificate of Incorporation) the holders of the Series B Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series B Preferred Stock in an amount at least equal to (A) in the case of a dividend on Common Stock or any class or series that is convertible into

Common Stock, that dividend per share of Series B Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series B Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) and (2) multiplying such fraction by an amount equal to the Series B Original Issue Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series B Preferred Stock pursuant to this Subsection 1.2 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series B Preferred Stock dividend. The “Series B Original Issue Price” shall mean $2.9502 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. “Series B Dividends” shall mean dividends on shares of Series B Preferred Stock at the rate per annum of $0.236016 per share calculated as if each such share had accrued (cumulatively, but not compounding) such dividends from and after its date of issuance (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

1.3 Series C Preferred Stock Dividends. The Corporation shall pay the Series C Dividends (as defined below) at such time or upon the occurrence of such events set forth in the following sentence of this Subsection 1.3 or Section 6, and the Corporation shall be under no obligation to pay such Series C Dividends under any other circumstances. Except with respect to dividend payments contemplated to be made pursuant to Sections 2 and 6, the Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in this Amended and Restated Certificate of Incorporation) the holders of the Series C Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series C Preferred Stock in an amount at least equal to (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series C Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series C Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series C Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) and (2) multiplying such fraction by an amount equal to the Series C Original Issue Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series C Preferred Stock pursuant to this Subsection 1.3 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series C Preferred Stock dividend. The “Series C Original Issue Price” shall mean $4.2000 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock. “Series C Dividends” shall mean dividends on shares of Series C Preferred Stock at the rate per annum of $0.336 per share calculated as if each such share had accrued (cumulatively, but not compounding) such dividends from and after its date of issuance (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

1.4 Series C-1 Preferred Stock Dividends. The Corporation shall pay the Series C-1 Dividends (as defined below) at such time or upon the occurrence of such events set forth in the following sentence of this Subsection 1.4 or Section 6, and the Corporation shall be under no obligation to pay such Series C-1 Dividends under any other circumstances. Except with respect to dividend payments contemplated to be made pursuant to Sections 2 and 6, the Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in this Amended and Restated Certificate of Incorporation) the holders of the Series C-1 Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series C-1 Preferred Stock in an amount at least equal to (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series C-1 Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series C-1 Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series C-1 Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) and (2) multiplying such fraction by an amount equal to the Series C-1 Original Issue Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series C-1 Preferred Stock pursuant to this Subsection 1.4 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series C-1 Preferred Stock dividend. The “Series C-1

Original Issue Price” shall mean $5.5258 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C-1 Preferred Stock. “Series C-1 Dividends” shall mean dividends on shares of Series C-1 Preferred Stock at the rate per annum of $0.4421 per share calculated as if each such share had accrued (cumulatively, but not compounding) such dividends from and after its date of issuance (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

1.5 Series D Preferred Stock Dividends. The Corporation shall pay the Series D Dividends (as defined below) at such time or upon the occurrence of such events set forth in the following sentence of this Subsection 1.5 or Section 6, and the Corporation shall be under no obligation to pay such Series D Dividends under any other circumstances. Except with respect to dividend payments contemplated to be made pursuant to Sections 2 and 6, the Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in this Amended and Restated Certificate of Incorporation) the holders of the Series D Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series D Preferred Stock in an amount at least equal to (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series D Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series D Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series D Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) and (2) multiplying such fraction by an amount equal to the Series D Original Issue Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series D Preferred Stock pursuant to this Subsection 1.5 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series D Preferred Stock dividend. The “Series D Original Issue Price” shall mean $8.31775 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock. “Series D Dividends” shall mean dividends on shares of Series D Preferred Stock at the rate per annum of $0.66542 per share calculated as if each such share had accrued (cumulatively, but not compounding) such dividends from and after its date of issuance (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

1.6 Series E Preferred Stock Dividends. The Corporation shall pay the Series E Dividends (as defined below) at such time or upon the occurrence of such events set forth in the following sentence of this Subsection 1.6 or Section 6, and the Corporation shall be under no obligation to pay such Series E Dividends under any other circumstances. Except with respect to dividend payments contemplated to be made pursuant to Sections 2 and 6, the Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in this Amended and Restated Certificate of Incorporation) the holders of the Series E Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series E Preferred Stock in an amount at least equal to (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series E Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series E Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series E Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) and (2) multiplying such fraction by an amount equal to the Series E Original Issue Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series E Preferred Stock pursuant to this Subsection 1.6 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series E Preferred Stock dividend. The “Series E Original Issue Price” shall mean $29.42 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E Preferred Stock. “Series E Dividends” shall mean dividends on shares of Series E Preferred Stock at the rate per annum of $2.3536 per share calculated as if each such share had accrued (cumulatively, but not compounding) such dividends from and after its date of issuance (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1 Preferential Payments to Holders of Series E Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a “Liquidation”) or Deemed Liquidation Event, the holders of shares of Series E Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common

Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock or Series D Preferred Stock by reason of their ownership thereof, an amount per share equal to the Series E Original Issue Price plus any dividends declared but unpaid thereon (the “Series E Liquidation Preference”). If upon such Liquidation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series E Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series E Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series E Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. For the avoidance of doubt, if the holders of Series E Preferred Stock would receive an amount greater than the Series E Liquidation Preference if all shares of Series E Preferred Stock had been converted into Common Stock immediately prior to such Liquidation or Deemed Liquidation Event, such holders will be deemed to have so converted their shares of Series E Preferred Stock into shares of Common Stock and will receive such greater amount.

2.2 Preferential Payments to Holders of Series D Preferred Stock. Subject to the rights of the holders of shares of Series E Preferred Stock, in the event of any Liquidation or Deemed Liquidation Event, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series C-1 Preferred Stock by reason of their ownership thereof, an amount per share equal to the Series D Original Issue Price plus any dividends declared but unpaid thereon. If upon such Liquidation or Deemed Liquidation Event and after the payment of the preferential amounts set forth in Subsection 2.1, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Preferred Stock the full amount to which they shall be entitled under this Subsection 2.2, the holders of shares of Series D Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series D Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.3 Preferential Payments to Holders of Series C-1 Preferred Stock. Subject to the rights of the holders of shares of Series D Preferred Stock and Series E Preferred Stock, in the event of any Liquidation or Deemed Liquidation Event, the holders of shares of Series C-1 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders after payment of the preferential amounts set forth in Subsections 2.1 and 2.2 but before any payment shall be made to the holders of Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock by reason of their ownership thereof, an amount per share equal to the Series C-1 Original Issue Price plus any dividends declared but unpaid thereon (the “Series C-1 Liquidation Preference”). If upon such Liquidation or Deemed Liquidation Event and after the payment of the preferential amounts set forth in Subsections 2.1 and 2.2, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C-1 Preferred Stock the full amount to which they shall be entitled under this Subsection 2.3, the holders of shares of Series C-1 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series C-1 Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. For the avoidance of doubt, if the holders of Series C-1 Preferred Stock would receive an amount greater than the Series C-1 Liquidation Preference if all shares of Series C-1 Preferred Stock had been converted into Common Stock immediately prior to such Liquidation or Deemed Liquidation Event, such holders will be deemed to have so converted their shares of Series C-1 Preferred Stock into shares of Common Stock and will receive such greater amount.

2.4 Preferential Payments to Holders of Series C Preferred Stock. Subject to the rights of the holders of shares of Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, in the event of a Liquidation or Deemed Liquidation Event, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders after payment of the preferential amounts set forth in Subsections 2.1, 2.2 and 2.3 but before any payment shall be made to the holders of Common Stock, Series A Preferred Stock or Series B Preferred Stock by reason of their ownership thereof, an amount per share equal to the Series C Original Issue Price plus any dividends declared but unpaid thereon. If upon such Liquidation or Deemed Liquidation Event and after the payment of the preferential amounts set forth in Subsections 2.1, 2.2 and 2.3, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they shall be entitled under this Subsection 2.4, the holders of shares of Series C Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series C Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.5 Preferential Payments to Holders of Series B Preferred Stock. Subject to the rights of the holders of shares of Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, in the event of a Liquidation or Deemed Liquidation Event, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders after payment of the preferential amounts set forth in Subsections 2.1, 2.2, 2.3 and 2.4 but before any payment shall be made to the holders of Common Stock or Series A Preferred Stock by reason of their ownership thereof, an amount per share equal to the Series B Original Issue Price, plus (i) any unpaid Series B Dividends (regardless of whether such Series B Dividends have been declared) and (ii) any other dividends declared but unpaid thereon (the “Series B Liquidation Preference”). If upon such Liquidation or Deemed Liquidation Event and after the payment of the preferential amounts set forth in Subsections 2.1, 2.2, 2.3 and 2.4 the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled under this Subsection 2.5, the holders of shares of Series B Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series B Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. For the avoidance of doubt, if the holders of Series B Preferred Stock would receive an amount greater than the Series B Liquidation Preference if all shares of Series B Preferred Stock had been converted into Common Stock immediately prior to such Liquidation or Deemed Liquidation Event, such holders will be deemed to have so converted their shares of Series B Preferred Stock into shares of Common Stock and will receive such greater amount.

2.6 Preferential Payments to Holders of Series A Preferred Stock. Subject to the rights of the holders of shares of Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, in the event of a Liquidation or Deemed Liquidation Event the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders after payment of the preferential amounts in Subsections 2.1, 2.2, 2.3, 2.4 and 2.5 but before any payment shall be made to the holders of shares of Common Stock by reason of their ownership thereof, an amount per share equal to the Series A Original Issue Price, plus any dividends declared but unpaid thereon. If upon such Liquidation or Deemed Liquidation Event and after the payment of the preferential amounts in Subsections 2.1, 2.2, 2.3, 2.4 and 2.5, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Subsection 2.6, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series A Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.7 Distribution of Remaining Assets. After the payment of all preferential amounts pursuant to Subsections 2.1, 2.2, 2.3, 2.4, 2.5 and 2.6 hereof, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Common Stock (but not the Series B Preferred Stock, Series C-1 Preferred Stock or Series E Preferred Stock), pro rata based on the number of shares held by each such holder, treating for this purpose all such shares of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock as if they had been converted to Common Stock pursuant to the terms of this Amended and Restated Certificate of Incorporation immediately prior to such Liquidation or Deemed Liquidation Event; provided, however, that (i) the total proceeds payable per share of Series A Preferred Stock in connection with a Liquidation or Deemed Liquidation Event to the holders of the Series A Preferred Stock pursuant to Subsections 2.6 and 2.7 hereof shall not exceed the sum of (a) two (2) times the Series A Original Issue Price plus (b) any dividends declared but unpaid thereon (but not taking into account any Series A Dividends unless previously declared) (the “Series A Maximum Participation Amount”), (ii) the total proceeds payable per share of Series C Preferred Stock in connection with a Liquidation or Deemed Liquidation Event to the holders of the Series C Preferred Stock pursuant to Subsections 2.4 and 2.7 hereof shall not exceed the sum of (a) two (2) times the Series C Original Issue Price plus (b) any dividends declared but unpaid thereon (but not taking into account any Series C Dividends unless previously declared) (the “Series C Maximum Participation Amount”), and (iii) the total proceeds payable per share of Series D Preferred Stock in connection with a Liquidation or Deemed Liquidation Event to the holders of the Series D Preferred Stock pursuant to Subsections 2.2 and 2.7 hereof shall not exceed the sum of (a) (x) one and three-fourths (1 3⁄4) times the Series D Original Issue Price if the Corporation executes a definitive agreement for such Liquidation or Deemed Liquidation Event within the period beginning on the day after the 12-month anniversary of the Series D Original Issue Date (as defined below) and ending on the 18-month anniversary of the Series D Original Issue Date, or (y) one and one-half (1 1⁄2) times the Series D Original Issue Price if the Corporation executes a definitive agreement for such Liquidation or Deemed Liquidation Event within the period beginning on the day after the 18-month anniversary of the Series D Original Issue Date and ending on the 24-month anniversary of the Series D Original Issue Date, plus (b) any dividends declared but unpaid thereon (but not taking into account any Series D Dividends unless previously declared) (the “Series D Maximum Participation Amount,” and with the Series A Maximum Participation Amount and the Series C Maximum Participation Amount, the “Maximum Participation Amount”); and provided further, however, that the holders of the Series D Preferred Stock shall not be entitled to, and shall not receive, any proceeds under this Subsection 2.7 (other than pursuant to the immediately following sentence, if applicable) if the Corporation executes a definitive agreement for such Liquidation or Deemed Liquidation Event after the 24-month anniversary of the Series D Original Issue Date. For the avoidance of doubt, if the holders of Series A Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock would receive an amount greater than the Maximum Participation Amount applicable to such series if all shares of Designated Preferred Stock of such series had been converted into Common Stock immediately prior to such Liquidation or Deemed Liquidation Event, such holders will be deemed to have so converted such series of Designated Preferred Stock into Common Stock and will receive such greater amount. The aggregate amount which a holder of a share of Series A Preferred Stock is entitled to receive under Subsections 2.6 and 2.7 is hereinafter referred to as the “Series A Liquidation Preference”, the aggregate amount which a holder of a share of Series C Preferred Stock is entitled to receive under Subsections 2.4 and 2.7 is hereinafter referred to as the “Series C Liquidation Preference”, and the aggregate amount which a holder of a share of Series D Preferred Stock is entitled to receive under Subsections 2.2 and 2.7 is hereinafter referred to as the “Series D Liquidation Preference.”

2.8 Deemed Liquidation Events.

2.8.1 Each of the following events shall be considered a “Deemed Liquidation Event” unless (i) the holders of at least 67 percent of the outstanding shares of Designated Preferred Stock (determined on an as-if-converted to Common Stock basis), (ii) the holders of at least 80 percent of the outstanding shares of Series C Preferred Stock, (iii) the holders of at least 67 percent of the outstanding shares of Series D Preferred Stock, and (iv) the holders of at least 67 percent of the outstanding shares of Series E Preferred Stock, each elect otherwise by written notice sent to the Corporation at least 10 days prior to the effective date of any such event:

(a) a merger or consolidation in which

(i)	the Corporation is a constituent party or

(ii)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted or exchanged for shares of capital stock which represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 2.8.1, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

(b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.8.2 Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.8.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6 and 2.7.

(b) In the event of a Deemed Liquidation Event referred to in Subsection 2.8.1(a)(ii) or 2.8.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 90 days after such Deemed Liquidation Event, then the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by a majority of the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Designated Preferred Stock at a price per share equal to (i) in the case of Series A Preferred Stock, the Series A Liquidation Preference, (ii) in the case of Series B Preferred Stock, the Series B Liquidation Preference, (iii) in the case of the Series C Preferred Stock, the Series C Liquidation Preference, (iv) in the case of the Series C-1 Preferred Stock, the Series C-1 Liquidation Preference, (v) in the case of the Series D Preferred Stock, the Series D Liquidation Preference and (vi) in the case of the Series E Preferred Stock, the Series E Liquidation Preference. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Designated Preferred Stock, the Corporation shall redeem each holder’s shares of Designated Preferred Stock in accordance with the preferences set forth in Subsections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6 and 2.7 above. The Corporation shall redeem the remaining shares, in accordance with the foregoing preferences, that should have been redeemed as soon as practicable after the Corporation has funds legally available therefor. The provisions of Subsections 6.2, 6.3 and 6.4 shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Designated Preferred Stock pursuant to this Subsection 2.8.2(b). Prior to the distribution or redemption provided for in this Subsection 2.8.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

2.8.3 Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by a majority of the Board of Directors of the Corporation.

2.8.4 Allocation of Escrow. In the event of a Deemed Liquidation Event pursuant to Subsection 2.8.1(a)(i) or (ii), if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow, the Merger Agreement shall provide that (a) the portion of such consideration that is placed in escrow shall be allocated among the holders of capital stock of the Corporation pro rata based on the amount of such consideration payable to each stockholder (such that each stockholder has the same percentage of the total consideration payable to it placed into escrow) and (b) the portion of such consideration that is not placed in escrow shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6 and 2.7 as if the total consideration payable to the stockholders of the Corporation, without deduction for the escrowed amount, were being paid to the stockholders of the Corporation.

3. Voting.

3.1 General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Designated Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Designated Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the provisions of Subsection 3.2, 3.3, 3.4, 3.5, 3.6 or 3.7 below, holders of Designated Preferred Stock shall vote together with the holders of Common Stock, and with the holders of any other series of Preferred Stock the terms of which so provide, as a single class.

3.2 Election of Directors. The Board of Directors of the Corporation shall consist of seven (7) directors, one of which shall be the Chief Executive Officer of the Corporation. If the Corporation is without a person in the role of Chief Executive Officer, the director position designated to the Chief Executive Officer shall remain vacant until such time as a Chief Executive Officer is designated.

3.2.1 Series D Director. The holders of record of the shares of Series D Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation (the “Series D Director”).

3.2.2 Series C Directors. The holders of record of the shares of Series C Preferred Stock, exclusively and as a separate class, shall be entitled to elect two directors of the Corporation (the “Series C Directors”).

3.2.3 Series B Director. The holders of record of the shares of Series B Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation (the “Series B Director”).

3.2.4 Series A Director. So long as the holders of record as of the Series E Original Issue Date of shares of Series A Preferred Stock collectively hold at least 50% of the outstanding shares of Series A Preferred Stock, the holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation (the “Series A Director”).

3.2.5 Independent Directors. The holders of record of the Common Stock and the Designated Preferred Stock, voting together as a single class and on an as-converted-to-Common Stock basis, shall be entitled to elect one director of the Corporation, who shall be a person that is not an employee of the Corporation or an Affiliate of any holder of Designated Preferred Stock. If the holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall not be entitled to elect the Series A Director pursuant to Subsection 3.2.4, the holders of record of the Common Stock and the Designated Preferred Stock, voting together as a single class and on an as-converted-to-Common Stock basis, shall be entitled to elect a second director of the Corporation, who shall be a person that is not an employee of the Corporation or an Affiliate of any holder of Designated Preferred Stock.

An “Affiliate” means, with respect to any Person, any of (a) a director, officer, partner, member or employee of such Person, (b) a stockholder holding 5% or more of the capital stock (on a fully diluted basis) of such Person, (c) a spouse, parent, sibling or descendant of any such Person (or a spouse, parent, sibling or descendant of a director, officer, partner, member or employee of such Person), and (d) any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The term “Person” means any individual, partnership, corporation, group, trust or other legal entity”.

3.2.6 Any director elected as provided in Subsections 3.2.1 through 3.2.5 may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of (a) Series A Preferred Stock, (b) Series B Preferred Stock, (c) Series C Preferred Stock or (d) Series D Preferred Stock, as the case may be, fail to elect the director(s) for which they are entitled to elect pursuant to Subsections 3.2.1 through 3.2.4, then any directorship not so filled shall remain vacant until such time as the holders of the shares of (x) Series A Preferred Stock, (y) Series B Preferred Stock, (z) Series C Preferred Stock or (w) Series D Preferred Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by such stockholders of the Corporation that are entitled to elect a person to fill such directorship. If the holders of the Common Stock and the Designated Preferred Stock, voting together as a single class and on an as-converted-to-Common Stock basis, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting together as a single class and on an as-converted-to-Common Stock basis pursuant to Subsection 3.2.5, then any directorship not so filled shall remain vacant until such time as the holders of the shares of the Common Stock and the Designated Preferred Stock, voting together as a single class and on an as-converted-to-Common Stock basis, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by such stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting together as a single class and on an as-converted-to-Common Stock basis. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Designated Preferred Stock), voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Section 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Section 3.2.

3.3 At any time when any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Amended and Restated Certificate of Incorporation, and in addition to any other vote required by law or this Amended and Restated Certificate of Incorporation, without the written consent or affirmative vote of holders of the Requisite Shares (as defined below), given in writing or by vote at a meeting, consenting or voting (as the case may be), the Corporation shall not, either directly or indirectly by amendment, filing a certificate of designation, preferences or rights, merger, consolidation, reorganization, other transaction or series of related transactions or otherwise:

(a) Redeem, purchase, or acquire, directly or indirectly, any Corporation stock other than (i) Common Stock issued to or held by officers, directors, employees or consultants providing services to the Corporation or any subsidiary at the original purchase price upon termination pursuant to the Corporation’s standard provisions and (ii) shares of Preferred Stock in accordance with this Amended and Restated Certificate of Incorporation;

(b) Other than dividends contemplated to be paid pursuant to Sections 2 and 6, declare or take any action resulting in payment of dividends or distributions with respect to: (i) Common Stock (other than dividends on shares of Common Stock payable in shares of Common Stock); or (ii) any series of Designated Preferred Stock, without simultaneously declaring dividends on each of the other series of Designated Preferred Stock pursuant to Subsections 1.1, 1.2, 1.3, 1.4, 1.5 and 1.6;

(c) Change the authorized number of directors of the Corporation;

(d) Increase or decrease the authorized number of shares of Common Stock or Preferred Stock (or any series thereof);

(e) Amend any provisions of the Corporation’s certificate of incorporation that changes any rights, preferences, privileges or restrictions applicable to the holders of Designated Preferred Stock;

(f) Authorize or create any class or series of equity security (by merger, consolidation, reclassification, or otherwise), including, without limitation, any security exercisable for or convertible into any equity security, which is or will be senior to or on parity with any series of Designated Preferred Stock with respect to any rights, preferences, privileges or restrictions;

(g) Reorganize, consolidate or merge with or into any corporate or other entity or recapitalize the Corporation;

(h) Enter into, permit or agree to any transaction or series of transactions, which would involve a Liquidation or Deemed Liquidation Event;

(i) Issue any options to purchase shares of stock of the Corporation in excess of such number of options to purchase shares authorized under the Corporation’s 2007 Stock Incentive Plan as of the date hereof;

(j) Sell, transfer, license, pledge or encumber any technology, intellectual property or other material asset of the Corporation other than through the grant of licenses in the ordinary course of business;

(k) Purchase with cash any equity interest in any other entity;

(l) Create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, other than equipment leases or bank lines of credit unless such debt security has received the prior approval of a majority of the Board of Directors;

(m) Incur, at any one time, any indebtedness in excess of $2,000,000, except such indebtedness as is approved by a majority of the Board of Directors; or

(n) Permit any subsidiary to do any of the foregoing.

As used herein, the term “Requisite Shares” shall mean the greater of (A) at least 67 percent of the outstanding shares of Designated Preferred Stock (voting as a single class and on an as-converted-to-Common Stock basis), or (B) the holders of such percentage of the outstanding shares of Designated Preferred Stock so that no one holder of shares of Designated Preferred Stock, together with its Affiliates, owns the Requisite Shares.

3.4 At any time when any shares of Series E Preferred Stock are outstanding, in addition to any other vote required by law or this Amended and Restated Certificate of Incorporation, without the written consent or affirmative vote of holders of at least sixty-seven percent (67%) of the then outstanding shares of Series E Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, the Corporation shall not, either directly or indirectly by amendment, filing a certificate of designation, preferences or rights, merger, consolidation, reorganization, other transaction or series of related transactions or otherwise:

(a) Amend any provisions of the Corporation’s certificate of incorporation in a manner that adversely affects the rights, preferences or privileges of the Series E Preferred Stock;

(b) Increase or decrease the number of authorized shares of Series E Preferred Stock; or

(c) Amend or waive any provision of this Amended and Restated Certificate of Incorporation or the Corporation’s Amended and Restated Bylaws relative to the Series E Preferred Stock.

3.5 At any time when any shares of Series D Preferred Stock are outstanding, in addition to any other vote required by law or this Amended and Restated Certificate of Incorporation, without the written consent or affirmative vote of holders of at least sixty-seven percent (67%) of the then outstanding shares of Series D Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, the Corporation shall not, either directly or indirectly by amendment, filing a certificate of designation, preferences or rights, merger, consolidation, reorganization, other transaction or series of related transactions or otherwise:

(a) Amend any provisions of the Corporation’s certificate of incorporation in a manner that adversely affects the rights, preferences or privileges of the Series D Preferred Stock;

(b) Increase or decrease the number of authorized shares of Series D Preferred Stock; or

(c) Amend or waive any provision of this Amended and Restated Certificate of Incorporation or the Corporation’s Amended and Restated Bylaws relative to the Series D Preferred Stock.

3.6 At any time when any shares of Series C Preferred Stock are outstanding, in addition to any other vote required by law or this Amended and Restated Certificate of Incorporation, without the written consent or affirmative vote of holders of at least eighty percent (80%) of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, the Corporation shall not, either directly or indirectly by amendment, filing a certificate of designation, preferences or rights, merger, consolidation, reorganization, other transaction or series of related transactions or otherwise:

(a) Amend any provisions of the Corporation’s certificate of incorporation in a manner that adversely affects the rights, preferences or privileges of the Series C Preferred Stock;

(b) Increase or decrease the number of authorized shares of Series C Preferred Stock; or

(c) Amend or waive any provision of this Amended and Restated Certificate of Incorporation or the Corporation’s Amended and Restated Bylaws relative to the Series C Preferred Stock.

3.7 At any time when any shares of Series C-1 Preferred Stock are outstanding, in addition to any other vote required by law or this Amended and Restated Certificate of Incorporation, without the written consent or affirmative vote of holders of a majority of the then outstanding shares of Series C-1 Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, the Corporation shall not, either directly or indirectly by amendment, filing a certificate of designation, preferences or rights, merger, consolidation, reorganization, other transaction or series of related transactions or otherwise:

(a) Amend any provisions of the Corporation’s certificate of incorporation in a manner that adversely affects the rights, preferences or privileges of the Series C-1 Preferred Stock;

(b) Increase or decrease the number of authorized shares of Series C-1 Preferred Stock; or

(c) Amend or waive any provision of this Amended and Restated Certificate of Incorporation or the Corporation’s Amended and Restated Bylaws relative to the Series C-1 Preferred Stock.

4. Optional Conversion. The holders of the Designated Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Right to Convert. Each share of Designated Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) in the case of Series E Preferred Stock, the Series E Original Issue Price by the Series E Conversion Price (as defined below in effect at the time of conversion, (ii) in the case of Series D Preferred Stock, the Series D Original Issue Price by the Series D Conversion Price (as defined below) in effect at the time of conversion, (iii) in the case of Series C-1 Preferred Stock, the Series C-1 Original Issue Price by the Series C-1 Conversion Price (as defined below) in effect at the time of conversion, (iv) in the case of Series C Preferred Stock, the Series C Original Issue Price by the Series C Conversion Price (as defined below) in effect at the time of conversion, (v) in the case of Series B Preferred Stock, the Series B Original Issue Price by the Series B Conversion Price (as defined below) in effect at the time of conversion, and (vi) in the case of Series A Preferred Stock, the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” as of the filing date of this Amended and

Restated Certificate of Incorporation is equal to the Series A Original Issue Price and shall be subject to adjustment as provided below. The “Series B Conversion Price” as of the filing date of this Amended and Restated Certificate of Incorporation is equal to the Series B Original Issue Price and shall be subject to adjustment as provided below. The “Series C Conversion Price” as of the filing date of this Amended and Restated Certificate of Incorporation is equal to the Series C Original Issue Price and shall be subject to adjustment as provided below. The “Series C-1 Conversion Price” as of the filing date of this Amended and Restated Certificate of Incorporation is equal to the Series C-1 Original Issue Price and shall be subject to adjustment as provided below. The “Series D Conversion Price” as of the filing date of this Amended and Restated Certificate of Incorporation is equal to the Series D Original Issue Price and shall be subject to adjustment as provided below. The “Series E Conversion Price” as of the filing date of this Amended and Restated Certificate of Incorporation is equal to the Series E Original Issue Price and shall be subject to adjustment as provided below.

4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Designated Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by a majority of the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Designated Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3 Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Designated Preferred Stock to voluntarily convert shares of Designated Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Designated Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Designated Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Designated Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion

Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver at such office to such holder of Designated Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

4.3.2 Reservation of Shares. The Corporation shall at all times when the Designated Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Designated Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Designated Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Designated Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price, as the case may be, below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, Series D Conversion Price or Series E Conversion Price, as the case may be.

4.3.3 Effect of Conversion. All shares of Designated Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Any shares of Designated Preferred Stock so converted shall be retired and cancelled and shall not be reissued as shares of such series, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Designated Preferred Stock accordingly.

4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price,

as the case may be, shall be made for any declared but unpaid dividends on the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series C-1 Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock, as the case may be, surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Designated Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Designated Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 Adjustments to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series C-1 Conversion Price, the Series D Conversion Price and the Series E Conversion Price for Diluting Issues.

4.4.1 Special Definitions. As used herein, the following definitions shall apply:

(a) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b) “Series A Original Issue Date” shall mean the date on which the first share of Series A Preferred Stock was issued.

(c) “Series B Original Issue Date” shall mean the date on which the first share of Series B Preferred Stock was issued.

(d) “Series C Original Issue Date” shall mean the date on which the first share of Series C Preferred Stock was issued.

(e) “Series C-1 Original Issue Date” shall mean the date on which the first share of Series C-1 Preferred Stock was issued.

(f) “Series D Original Issue Date” shall mean the date on which the first share of Series D Preferred Stock was issued.

(g) “Series E Original Issue Date” shall mean the date on which the first share of Series E Preferred Stock was issued.

(h) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(i) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the date hereof, other than the following (“Exempted Securities”):

(i)	shares of Common Stock sold by the Corporation at a purchase price equal to the then fair market value of such shares, up to an aggregate purchase price of $250,000;

(ii)	shares of Common Stock issued or deemed issued as a dividend or distribution on Designated Preferred Stock;

(iii)	shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8 below;

(iv)	up to 6,551,800 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) options or shares of Common Stock issued or deemed issued to employees or directors of the Corporation or any of its subsidiaries, or other agents acting for the benefit the Corporation or any of its subsidiaries as approved by the Board pursuant to the Corporation’s 2007 Stock Incentive Plan (provided that any Options for such shares that expire or terminate unexercised or any restricted stock repurchased by the Corporation at cost shall not be counted toward such maximum number unless and until such shares are regranted as new stock grants (or as new Options) pursuant to the terms of any such plan, agreement or arrangement);

(v)	up to 228,525 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) options or shares of Common

Stock issued or deemed issued to strategic advisors, vendors, lessors or lenders of the Corporation or any of its subsidiaries, or other agents acting for the benefit the Corporation or any of its subsidiaries as approved by the Board (provided that any Options for such shares that expire or terminate unexercised or any restricted stock repurchased by the Corporation at cost shall not be counted toward such maximum number unless and until such shares are regranted as new stock grants (or as new Options));

(vi)	shares of Common Stock or Convertible Securities issued to suppliers or third party service providers of the Corporation in connection with the provision of goods or services;

(vii)	shares of Common Stock or Convertible Securities issued in connection with an acquisition by the Corporation or warrants issued in connection with the incurrence of debt or a strategic transaction, in each case approved by a majority of the Board of Directors;

(viii)	shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; or

(ix)	shares of Common Stock, Options or Convertible Securities issued to banks or equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by a majority of the Board of Directors of the Corporation.

4.4.2 No Adjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price. No adjustment in the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price, as the case may be, shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if: (a) the consideration per share (determined pursuant to Subsection 4.4.10) for such Additional Shares of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the applicable Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, Series D Conversion Price or Series E Conversion Price, as the case may be, in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (b) the Corporation receives written notice from (i) with respect to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock, the holders of at least 75% of the outstanding shares of such series, (ii) with respect to the Series D Preferred Stock, the holders of at least 67% of the outstanding shares of Series D Preferred Stock or (iii) with respect to the Series E Preferred Stock, the holders of at least 67% of the outstanding shares of Series E Preferred Stock, in each case, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3 Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the date hereof shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4.4.4 below, are revised (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price on the original adjustment date, or (ii) the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock relating to such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series B Conversion Price pursuant to the terms of Subsection 4.4.5 below, are revised (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series B Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series B Conversion Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (c) shall have the effect of increasing the Series B Conversion Price to an amount which exceeds the lower of (i) the Series B Conversion Price on the original adjustment date, or (ii) the Series B Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock relating to such Option or Convertible Security) between the original adjustment date and such readjustment date.

(d) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series C Conversion Price pursuant to the terms of Subsection 4.4.6 below, are revised (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series C Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series C Conversion Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (d) shall have the effect of increasing the Series C Conversion Price to an amount which exceeds the lower of (i) the Series C Conversion Price on the original adjustment date, or (ii) the Series C Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock relating to such Option or Convertible Security) between the original adjustment date and such readjustment date.

(e) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series C-1 Conversion Price pursuant to the terms of Subsection 4.4.7 below, are revised (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series C-1 Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series C-1 Conversion Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (e) shall have the effect of increasing the Series C-1 Conversion Price to an amount which exceeds the lower of (i) the Series C-1 Conversion Price on the original adjustment date, or (ii) the Series C-1 Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock relating to such Option or Convertible Security) between the original adjustment date and such readjustment date.

(f) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series D Conversion Price pursuant to the terms of Subsection 4.4.8 below, are revised (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series D Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series D Conversion Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (f) shall have the effect of increasing the Series D Conversion Price to an amount which exceeds the lower of (i) the Series D Conversion Price on the original adjustment date, or (ii) the Series D Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock relating to such Option or Convertible Security) between the original adjustment date and such readjustment date.

(g) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series E Conversion Price pursuant to the terms of Subsection 4.4.9 below, are revised (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series E Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series E Conversion Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (g) shall have the effect of increasing the Series E Conversion Price to an amount which exceeds the lower of (i) the Series E Conversion Price on the original adjustment date, or (ii) the Series E Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock relating to such Option or Convertible Security) between the original adjustment date and such readjustment date.

(h) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4.4.4 below (either because the consideration per share (determined pursuant to Subsection 4.4.10 hereof) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series E Original Issue Date), are revised after the Series E Original Issue Date (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange), then such Option or Convertible Security, as so amended, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(i) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive Exempted Securities), the issuance of which did not result in an adjustment to the Series B Conversion Price pursuant to the terms of Subsection 4.4.5 below (either because the consideration per share (determined pursuant to Subsection 4.4.10 hereof) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series B Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series E Original Issue Date), are revised after the Series E Original Issue Date (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange), then such Option or Convertible Security, as so amended, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(j) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive Exempted Securities), the issuance of which did not result in an adjustment to the Series C Conversion Price pursuant to the terms of Subsection 4.4.6 below (either because the consideration per share (determined pursuant to Subsection 4.4.10 hereof) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series C Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series E Original Issue Date), are revised after the Series E Original Issue Date (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange), then such Option or Convertible Security, as so amended, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(k) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive Exempted Securities), the issuance of which did not result in an adjustment to the Series C-1 Conversion Price pursuant to the terms of Subsection 4.4.7 below (either because the consideration per share (determined pursuant to Subsection 4.4.10 hereof) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series C-1 Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series E Original Issue Date), are revised after the Series E Original Issue Date (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange), then such Option or Convertible Security, as so amended, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(l) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive Exempted Securities), the issuance of which did not result in an adjustment to the Series D Conversion Price pursuant to the terms of Subsection 4.4.8 below (either because the consideration per share (determined pursuant to Subsection 4.4.10 hereof) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series D Conversion Price then in effect, or because such Option or

Convertible Security was issued before the Series E Original Issue Date), are revised after the Series E Original Issue Date (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange), then such Option or Convertible Security, as so amended, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(m) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive Exempted Securities), the issuance of which did not result in an adjustment to the Series E Conversion Price pursuant to the terms of Subsection 4.4.9 below (either because the consideration per share (determined pursuant to Subsection 4.4.10 hereof) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series E Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series E Original Issue Date), are revised after the Series E Original Issue Date (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange), then such Option or Convertible Security, as so amended, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(n) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4.4.4 below, the Series A Conversion Price shall be readjusted to such Series A Conversion Price as would have obtained had such Option or Convertible Security never been issued.

(o) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series B Conversion Price pursuant to the terms of Subsection 4.4.5 below, the Series B Conversion Price shall be readjusted to such Series B Conversion Price as would have obtained had such Option or Convertible Security never been issued.

(p) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series C Conversion

Price pursuant to the terms of Subsection 4.4.6 below, the Series C Conversion Price shall be readjusted to such Series C Conversion Price as would have obtained had such Option or Convertible Security never been issued.

(q) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series C-1 Conversion Price pursuant to the terms of Subsection 4.4.7 below, the Series C-1 Conversion Price shall be readjusted to such Series C-1 Conversion Price as would have obtained had such Option or Convertible Security never been issued.

(r) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series D Conversion Price pursuant to the terms of Subsection 4.4.8 below, the Series D Conversion Price shall be readjusted to such Series D Conversion Price as would have obtained had such Option or Convertible Security never been issued.

(s) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series E Conversion Price pursuant to the terms of Subsection 4.4.9 below, the Series E Conversion Price shall be readjusted to such Series E Conversion Price as would have obtained had such Option or Convertible Security never been issued.

4.4.4 Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series E Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issue, then the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) ÷ (A + C)

For purposes of the foregoing formula, the following definitions shall apply:

(a) CP2 shall mean the Series A Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(b) CP1 shall mean the Series A Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Designated Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5 Adjustment of Series B Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series E Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series B Conversion Price in effect immediately prior to such issue, then the Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) ÷ (A + C)

For purposes of the foregoing formula, the following definitions shall apply:

(a) CP2 shall mean the Series B Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(b) CP1 shall mean the Series B Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Designated Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.6 Adjustment of Series C Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series E Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series C Conversion Price in effect immediately prior to such issue, then the Series C Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) ÷ (A + C)

For purposes of the foregoing formula, the following definitions shall apply:

(a) CP2 shall mean the Series C Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(b) CP1 shall mean the Series C Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Designated Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.7 Adjustment of Series C-1 Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series E Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series C-1 Conversion Price in effect immediately prior to such issue, then the Series C-1 Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) ÷ (A + C)

For purposes of the foregoing formula, the following definitions shall apply:

(a) CP2 shall mean the Series C-1 Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(b) CP1 shall mean the Series C-1 Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Designated Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.8 Adjustment of Series D Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series E Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series D Conversion Price in effect immediately prior to such issue, then the Series D Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) ÷ (A + C)

For purposes of the foregoing formula, the following definitions shall apply:

(a) CP2 shall mean the Series D Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(b) CP1 shall mean the Series D Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Designated Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.9 Adjustment of Series E Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series E Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series E Conversion Price in effect immediately prior to such issue, then the Series E Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) ÷ (A + C)

For purposes of the foregoing formula, the following definitions shall apply:

(a) CP2 shall mean the Series E Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(b) CP1 shall mean the Series E Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Designated Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.10 Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property: Such consideration shall:

(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by a majority of the Board of Directors of the Corporation; and

(iii)	in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by a majority of the Board of Directors of the Corporation.

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.4, 4.4.5, 4.4.6, 4.4.7, 4.4.8 or 4.4.9, as applicable, relating to Options and Convertible Securities, shall be determined by dividing

(i)	the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)	the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.11 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4.4.4 above, the Series B Conversion Price pursuant to the terms of Section 4.4.5 above, the Series C Conversion Price pursuant to the terms of Subsection 4.4.6 above, the Series C-1 Conversion Price pursuant to the terms of Subsection 4.4.7 above, the Series D Conversion Price pursuant to the terms of Subsection 4.4.8 above or the Series E Conversion Price pursuant to the terms of Subsection 4.4.9 above and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price, as the case may be, shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the date hereof effect a subdivision or combination of the outstanding shares of any class or series of stock without a comparable subdivision or combination of each other class or series of stock, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series C-1 Conversion Price, the Series D Conversion Price and the Series E Conversion Price in effect immediately before that subdivision or combination shall be proportionately increased or decreased, as applicable, so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased or decreased, as the case may be, in proportion to such increase or decrease in the aggregate number of shares of other classes or series of stock outstanding or such increase or decrease in the aggregate number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock outstanding, as applicable. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective. If the Corporation shall at any time or from time to time after the date hereof effect a subdivision or combination of any outstanding class or series of stock with a comparable subdivision or combination of each other class and series of stock, then in each case, no adjustment shall be made to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price.

4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the date hereof shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series C-1 Conversion Price, the Series D Conversion Price and the Series E Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price, as applicable, then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series C-1 Conversion Price, the Series D Conversion Price and the Series E Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series C-1 Conversion Price, the Series D Conversion Price and the Series E Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Designated Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Designated Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Designated Preferred Stock which are convertible, as of the date of such event, into the number of shares of Common Stock as they would have received if all outstanding shares of Designated Preferred Stock had been converted into Common Stock on the date of such event.

4.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the date hereof shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Designated Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Designated Preferred Stock had been converted into Common Stock on the date of such event.

4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 2, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Designated Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of each series of Designated Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of such Designated Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by a majority of the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the shares of Designated Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series C-1 Conversion Price, the Series D Conversion Price and the Series E Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the shares of Designated Preferred Stock.

4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Designated Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Designated Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price, as applicable, then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as applicable.

4.10 Notice of Record Date. In the event:

4.10.1 the Corporation shall take a record of the holders of its Common Stock (or other stock or securities at the time issuable upon conversion of the Designated Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

4.10.2 of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

4.10.3 of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Designated Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time issuable upon the conversion of the Designated Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Designated Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice. Any notice required by the provisions hereof to be given to a holder of shares of Designated Preferred Stock shall be deemed given to such holder if deposited in the United States mail, postage prepaid, and addressed to such holder at his, her or its address appearing on the books of the Corporation.

5. Mandatory Conversion.

5.1 Series E Mandatory Conversion.

5.1.1 Upon the earlier of (a) the closing of the sale of shares of Common Stock to the public at a price of at least two (2) times the Series D Original Issue Price per share (subject to appropriate adjustment for stock splits of, stock dividends on, combinations of and other similar recapitalizations with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $40,000,000 of gross proceeds, net of the underwriting discount and commissions, to the Corporation (a “Qualified IPO”) or (b) a date specified by vote or written consent of the holders of at least a majority of the Series E Preferred Stock then outstanding (the date of such closing or such vote or written consent is referred to herein as the “Series E Mandatory Conversion Date”), (i) all outstanding shares of Series E Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation as shares of such series.

5.1.2 Procedural Requirements. All holders of record of shares of Series E Preferred Stock shall be given written notice of the Series E Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series E Preferred Stock pursuant to this Section 5. Such notice need not be given in advance of the occurrence of the Series E Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, or given by electronic communication in compliance with the provisions of the General Corporation Law, to each record holder of Series E Preferred Stock. Upon receipt of such notice, each holder of shares of Series E Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Series E Mandatory Conversion Date, all outstanding shares of Series E Preferred Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Series E Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive certificates for the number of shares of Common Stock into which such Series E Preferred Stock has been converted, cash as provided in Subsection 4.2 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Series E Mandatory Conversion Date and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series E Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his, her or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4.2 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

5.1.3 All certificates evidencing shares of Series E Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Series E Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series E Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Series E Preferred Stock may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series E Preferred Stock accordingly.

5.2 Series D Mandatory Conversion.

5.2.1 Upon the earlier of (a) a Qualified IPO or (b) a date specified by vote or written consent of the holders of at least sixty seven percent (67%) of the Series D Preferred Stock then outstanding (the date of such closing or such vote or written consent is referred to herein as the “Series D Mandatory Conversion Date”), (i) all outstanding shares of Series D Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation as shares of such series.

5.2.2 Procedural Requirements. All holders of record of shares of Series D Preferred Stock shall be given written notice of the Series D Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series D Preferred Stock pursuant to this Section 5. Such notice need not be given in advance of the occurrence of the Series D Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, or given by electronic communication in compliance with the provisions of the General Corporation Law, to each record holder of Series D Preferred Stock. Upon receipt of such notice, each holder of shares of Series D Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Series D Mandatory Conversion Date, all outstanding shares of Series D Preferred Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Series D Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive certificates for the number of shares of Common Stock into which such Series D Preferred Stock has been converted, cash as provided in Subsection 4.2 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Series D Mandatory

Conversion Date and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series D Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his, her or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4.2 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

5.2.3 All certificates evidencing shares of Series D Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Series D Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series D Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Series D Preferred Stock may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series D Preferred Stock accordingly.

5.3 Series C-1 Mandatory Conversion.

5.3.1 Upon the closing of a Qualified IPO (the date of such closing is referred to herein as the “Series C-1 Mandatory Conversion Date”), (i) all outstanding shares of Series C-1 Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation as shares of such series.

5.3.2 Procedural Requirements. All holders of record of shares of Series C-1 Preferred Stock shall be given written notice of the Series C-1 Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series C-1 Preferred Stock pursuant to this Section 5. Such notice need not be given in advance of the occurrence of the Series C-1 Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, or given by electronic communication in compliance with the provisions of the General Corporation Law, to each record holder of Series C-1 Preferred Stock. Upon receipt of such notice, each holder of shares of Series C-1 Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Series C-1 Mandatory Conversion Date, all outstanding shares of Series C-1 Preferred Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Series C-1 Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive certificates for the number of shares of Common Stock into which such Series C-1 Preferred Stock has been converted, cash as provided in Subsection 4.2 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Series C-1 Mandatory Conversion Date and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series C-1 Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his, her or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4.2 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

5.3.3 All certificates evidencing shares of Series C-1 Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Series C-1 Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series C-1 Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Series C-1 Preferred Stock may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series C-1 Preferred Stock accordingly.

5.4 Series C Mandatory Conversion.

5.4.1 Upon the closing of a Qualified IPO (the date of such closing is referred to herein as the “Series C Mandatory Conversion Date”), (i) all outstanding shares of Series C Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation as shares of such series.

5.4.2 Procedural Requirements. All holders of record of shares of Series C Preferred Stock shall be given written notice of the Series C Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series C Preferred Stock pursuant to this Section 5. Such notice need not be given in advance of the occurrence of the Series C Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, or given by electronic communication in compliance with the provisions of the General Corporation Law, to each record holder of Series C Preferred Stock. Upon receipt of such notice, each holder of shares of Series C Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the

Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Series C Mandatory Conversion Date, all outstanding shares of Series C Preferred Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Series C Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive certificates for the number of shares of Common Stock into which such Series C Preferred Stock has been converted, cash as provided in Subsection 4.2 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Series C Mandatory Conversion Date and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series C Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his, her or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4.2 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

5.4.3 All certificates evidencing shares of Series C Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Series C Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series C Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Series C Preferred Stock may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series C Preferred Stock accordingly.

5.5 Series B Mandatory Conversion.

5.5.1 Upon the earlier of (A) the closing of a Qualified IPO or (B) a date specified by vote or written consent of the holders of at least the Requisite Section 5.5 Amount (as defined below) of the then outstanding shares of Series B Preferred Stock (the date of such closing or such vote or written consent is referred to herein as the “Series B Mandatory Conversion Date”), (i) all outstanding shares of Series B Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation as shares of such series. As used herein, the term “Requisite Section 5.5 Amount” shall mean the greater of (A) the holders of at least 66.66 percent of the then outstanding shares of Series B Preferred Stock, or (B) the holders of such percent of then outstanding shares of Series B Preferred Stock as requires more than one holder of shares of Series B Preferred Stock, together with its Affiliates, to reach such percentage.

5.5.2 Procedural Requirements. All holders of record of shares of Series B Preferred Stock shall be given written notice of the Series B Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series B Preferred Stock pursuant to this Section 5. Such notice need not be given in advance of the occurrence of the Series B Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, or given by electronic communication in compliance with the provisions of the General Corporation Law, to each record holder of Series B Preferred Stock. Upon receipt of such notice, each holder of shares of Series B Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Series B Mandatory Conversion Date, all outstanding shares of Series B Preferred Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Series B Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive certificates for the number of shares of Common Stock into which such Series B Preferred Stock has been converted, cash as provided in Subsection 4.2 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Series B Mandatory Conversion Date and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series B Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his, her or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4.2 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

5.5.3 All certificates evidencing shares of Series B Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Series B Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series B Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Series B Preferred Stock may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series B Preferred Stock accordingly.

5.6 Series A Mandatory Conversion.

5.6.1 Upon the earlier of (A) the closing of a Qualified IPO or (B) a date specified by vote or written consent of the holders of at least the Requisite Section 5.6 Amount (as defined below) of the then outstanding shares of Series A Preferred Stock (the date of such closing or such vote or written consent is referred to herein as the “Series A Mandatory Conversion Date”), (i) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation as shares of such series. As used herein, the term “Requisite Section 5.6 Amount” shall mean the greater of (A) the holders of at least 70 percent of the then outstanding shares of Series A Preferred Stock, or (B) the holders of such percent of then outstanding shares of Series A Preferred Stock as requires more than one holder of shares of Series A Preferred Stock, together with its Affiliates, to reach such percentage.

5.6.2 Procedural Requirements. All holders of record of shares of Series A Preferred Stock shall be given written notice of the Series A Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 5. Such notice need not be given in advance of the occurrence of the Series A Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, or given by electronic communication in compliance with the provisions of the General Corporation Law, to each record holder of Series A Preferred Stock. Upon receipt of such notice, each holder of shares of Series A Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Series A Mandatory Conversion Date, all outstanding shares of Series A Preferred Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted, cash as provided in Subsection 4.2 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Series A Mandatory

Conversion Date and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his, her or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4.2 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

5.6.3 All certificates evidencing shares of Series A Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Series A Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series A Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Series A Preferred Stock may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

5.7 Preferred Stock Mandatory Conversion.

5.7.1 Upon a date specified by vote or written consent of (a) the holders of at least 67 percent of the outstanding shares of Designated Preferred Stock (determined on an as-if-converted to Common Stock basis), (b) the holders of at least 80 percent of the outstanding shares of Series C Preferred Stock, (c) the holders of at least 67 percent of the outstanding shares of Series D Preferred Stock and (d) the holders of at least 67 percent of the outstanding shares of Series E Preferred Stock (such date is referred to herein as the “Preferred Stock Mandatory Conversion Date”), (i) all outstanding shares of Designated Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate for each series of Designated Preferred Stock and (ii) such shares may not be reissued by the Corporation as shares of Designated Preferred Stock.

5.7.2 Procedural Requirements. All holders of record of shares of Designated Preferred Stock shall be given written notice of the Preferred Stock Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Designated Preferred Stock pursuant to this Section 5. Such notice need not be given in advance of the occurrence of the Preferred Stock Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, or given by electronic communication in compliance with the provisions of the General Corporation Law, to each record holder of Designated Preferred Stock. Upon receipt of such notice, each holder of shares of Designated Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Preferred Stock Mandatory Conversion Date, all outstanding shares of Designated Preferred Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Designated Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive certificates for the number of shares of Common Stock into which such Designated Preferred Stock has been converted, cash as provided in Subsection 4.2 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Preferred Stock Mandatory Conversion Date and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Designated Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his, her or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4.2 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

5.7.3 All certificates evidencing shares of Designated Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Preferred Stock Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Designated Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Designated Preferred Stock may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Designated Preferred Stock accordingly.

6. Redemption.

6.1 Redemption. Shares of Designated Preferred Stock shall be redeemed by the Corporation out of funds lawfully available therefor at a price equal to (a) in the case of Series A Preferred Stock, the Series A Original Issue Price per share, plus (i) any unpaid Series A Dividends (regardless of whether such Series A Dividends have been declared) and (ii) any other dividends declared but unpaid thereon (the “Series A Redemption Price”), (b) in the case of Series B Preferred Stock, the Series B Original Issue Price per share, plus (i) any unpaid Series B Dividends (regardless of whether such Series B Dividends have been declared) and (ii) any other dividends declared but unpaid thereon (the “Series B Redemption Price”), (c) in the case of Series C Preferred Stock, the Series C Original Issue Price per share, plus (i) any unpaid Series C Dividends (regardless of whether such Series C Dividends have been declared) and (ii) any other dividends declared but unpaid thereon (the “Series C Redemption Price”), (d) in the case of Series C-1 Preferred Stock, the Series C-1 Original Issue Price per share, plus (i) any unpaid Series C-1 Dividends (regardless of whether such Series C-1 Dividends have been declared) and (ii) any other dividends declared but unpaid thereon (the “Series C-1 Redemption Price”), (e) in the case of Series D Preferred Stock, the Series D Original Issue Price per share, plus (i) any unpaid Series D Dividends (regardless of whether such Series D Dividends have been declared) and (ii) any other dividends declared but unpaid thereon (the “Series D Redemption Price”), and (f) in the case of Series E Preferred Stock, the Series E Original Issue Price per share, plus (i) any unpaid Series E Dividends (regardless of whether such Series E Dividends have been declared) and (ii) any other dividends declared but unpaid thereon (the “Series E Redemption Price”) in each case in three annual installments commencing 60 days after receipt by the Corporation at any time on or after February 25, 2019, from the holders of at least a majority of the then outstanding shares of Designated Preferred Stock, voting together as a single class on an as-converted-to-Common Stock basis, of written notice requesting redemption of all shares of Designated Preferred Stock (the date of each such installment being referred to as a “Redemption Date”). On each Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Designated Preferred Stock owned by each holder, that number of outstanding shares of Designated Preferred Stock determined by dividing (i) the total number of shares of Designated Preferred Stock outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies); provided, however, that Excluded Shares (as such term is defined in Subsection 6.2) shall not be redeemed and shall be excluded from the calculations set forth in this sentence; and provided further, that the Corporation shall not redeem any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock or Series D Preferred Stock until all of the shares of Series E Preferred Stock have been redeemed; and provided further, that the Corporation shall not redeem any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series C-1 Preferred Stock until all of the shares of Series D Preferred Stock have been redeemed. If the Corporation does not have sufficient funds legally available to redeem on any Redemption Date all shares of Designated Preferred Stock to be redeemed on such Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s redeemable shares of such capital stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefore.

6.2 Redemption Notice. Written notice of the mandatory redemption (the “Redemption Notice”) shall be sent to each holder of record of Designated Preferred Stock not less than 40 days prior to each Redemption Date. Each Redemption Notice shall state:

(a) the number of shares of each series of Designated Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(b) the Redemption Date and the Series A Redemption Price and/or the Series B Redemption Price and/or the Series C Redemption Price and/or the Series C-1 Redemption Price and/or the Series D Redemption Price and/or the Series E Redemption Price, as applicable;

(c) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 4.1); and

(d) that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Designated Preferred Stock to be redeemed.

If the Corporation receives, on or prior to the 20th day after the date of delivery of the Redemption Notice to a holder of Designated Preferred Stock, written notice from such holder that such holder elects to be excluded from the redemption provided in this Section 6, then the shares of Designated Preferred Stock registered on the books of the Corporation in the name of such holder at the time of the Corporation’s receipt of such notice shall thereafter be “Excluded Shares”.

6.3 Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Designated Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series C-1 Redemption Price, the Series D Redemption Price and/or the Series E Redemption Price, as applicable, for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Designated Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Designated Preferred Stock shall promptly be issued to such holder.

6.4 Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series C-1 Redemption Price, the Series D Redemption Price and/or the Series E Redemption Price, as applicable, payable upon redemption of the shares of Designated Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor, then notwithstanding that the certificates evidencing any of the shares of Designated Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Designated Preferred Stock shall cease to accrue after such

Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series C-1 Redemption Price, the Series D Redemption Price and/or the Series E Redemption Price, as applicable, without interest upon surrender of their certificate or certificates therefor.

7. Redeemed or Otherwise Acquired Shares. Any shares of Designated Preferred Stock which are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Designated Preferred Stock following redemption.

8. Waiver. Except as provided in Section 5.5.1, any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of at least 66.66 percent of the shares of Series A Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of the Series B Preferred Stock set forth herein may be waived on behalf of all holders of Series B Preferred Stock by the affirmative written consent or vote of the holders of at least 66.66 percent of the shares of Series B Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of the Series C Preferred Stock set forth herein may be waived on behalf of all holders of Series C Preferred Stock by the affirmative written consent or vote of the holders of at least 75 percent of the shares of Series C Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of the Series C-1 Preferred Stock set forth herein may be waived on behalf of all holders of Series C-1 Preferred Stock by the affirmative written consent or vote of the holders of a majority of the shares of Series C-1 Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of the Series D Preferred Stock set forth herein may be waived on behalf of all holders of Series D Preferred Stock by the affirmative written consent or vote of the holders of at least 67 percent of the shares of Series D Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of the Series E Preferred Stock set forth herein may be waived on behalf of all holders of Series E Preferred Stock by the affirmative written consent or vote of the holders of at least 67 percent of the shares of Series E Preferred Stock then outstanding.

9. Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Designated Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

10. Issuance and Reissuance. Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or by the terms of any series of Preferred Stock.

FIFTH: Subject to any additional vote required by this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, a majority of the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Amended and Restated Bylaws of the Corporation.

SIXTH: Subject to any additional vote required by this Amended and Restated Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Amended and Restated Bylaws of the Corporation.

SEVENTH: Elections of directors need not be by written ballot unless the Amended and Restated Bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Amended and Restated Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by a majority of the Board of Directors or in the Amended and Restated Bylaws of the Corporation.

NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH: The following indemnification provisions shall apply to the persons enumerated below.

1. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article Tenth, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by a majority of the Board of Directors.

2. Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Tenth or otherwise.

3. Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article Tenth is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by a majority of the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by a majority of the Board of Directors.

5. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorney’s fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by a majority of the Board of Directors.

6. Non-Exclusivity of Rights. The rights conferred on any person by this Article Tenth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, the bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

7. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

8. Insurance. A majority of the Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Tenth; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Tenth.

9. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

ELEVENTH: The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Designated Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

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3: That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4: That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Amended and Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 24th day of February, 2014.

ON DECK CAPITAL, INC.

By:	/s/ Noah Breslow
Name: Noah Breslow
Title: Chief Executive Officer